UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 15, 2005

Date of Report (Date of earliest event reported)
EMDEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement
     To the extent required by Item 1.02 of Form 8-K, the information contained in Item 5.02 of this Current Report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:
•	the employment agreement between Tony G. Holcombe and the Registrant, a copy of which was filed as Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003;

•	the description of employment arrangements with Mr. Holcombe in the Proxy Statement, dated August 15, 2005, for the Registrant’s 2005 Annual Meeting of Stockholders under the heading “Executive Compensation — Compensation Arrangements with Executive Officers — Arrangements with Tony G. Holcombe.”
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) Tony G. Holcombe, the President of the Registrant and the President of its Business Services segment, will resign from all positions with the Registrant and its subsidiaries effective December 2, 2005 in order to pursue another business opportunity.
Item 7.01.     Regulation FD Disclosure
     On November 18, 2005, the Registrant issued a press release regarding the management change referred to in Item 5.02 and other matters. A copy of the press release is attached as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.     Financial Statements and Exhibits
     (c)     Exhibits
The following exhibit is furnished herewith:
99.1	Press Release, dated November 18, 2005, regarding management change and other matters

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: November 18, 2005	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 18, 2005, regarding management change and other matters

4